UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

EXELIS INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35228	45-2083813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1700 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

(703) 790-6300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
ITEM 9.01 Financial Statements and Exhibits	3
SIGNATURES	4
EXHIBIT INDEX	5

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2012, the Exelis Compensation and Personnel Committee (the “Committee”) of the Board of Directors of Exelis Inc. (the “Company”) approved annual incentive payments and long-term incentive opportunities for the Company’s named executive officers. All decisions with respect to compensation for David F. Melcher, Chief Executive Officer and President, were made solely by the Committee. Additional information with respect to the compensation arrangements for the named executive officers will be set forth in the Proxy Statement for the Company’s 2012 Annual Meeting of Shareholders.

2011 Annual Incentive Awards and Opportunities

For 2011, the named executive officers participated in the Company’s Annual Incentive Plan for Executive Officers (the “AIP Plan”), which was approved by the Company’s sole shareholder in 2011. Due to the spin-off of the Company from ITT Corporation, effective October 31, 2011, two sets of attainment and payout measurement periods were used to measure 2011 performance for annual incentive awards. The first period covers the first ten months of 2011 (“pre-spin”), where total Division revenue, total Division operating cash flow and total Division operating income were measured across all ITT Corporation’s divisions for the ten months prior to the spin-off. The second period covers 1/6th of the full year’s Company performance where total Division revenue, total Division operating cash flow and total Division operating income were measured across the Company and calculated for the final two months of 2011 (“post-spin”). The weighted average performance attainment of the pre-spin and post-spin periods was used in the determination of full year performance attainment, using 10/12ths and 2/12ths weighting, respectively.

Under the AIP Plan, the Committee has the authority to modify the annual incentive awards using negative discretion to reflect individual performance in accordance with the terms of the AIP Plan. The Committee also may award supplemental bonus payments separate from the Plan in its discretion in recognition of additional performance considerations.

For performance year 2011, the approved annual performance goals for the first ten months of 2011 for Messrs. Melcher and Milligan were based on the determination of the ITT Compensation Committee, after considering management recommendations, which focused on business operating performance during the spin-off and established 2011 annual incentive performance targets based on the applicable performance metrics and ITT’s approved annual operating plan. These performance targets were retained by the Committee for post-spin 2011 performance measurement. Successful attainment of both qualitative factors and quantitative factors are achievable only if the enterprise and the individual named executive officer perform at levels established by the ITT Compensation Committee. As permitted by the AIP Plan, the Committee may exclude the impact of acquisitions, dispositions and other special items in computing annual incentive plan award payments.

For Messrs. Melcher and Milligan: 2011 Internal Performance Metrics Weight (Corporate Level)

2011 Metrics	Performance Percentage

Total Division Consolidated Operating Income	50%
Total Division Operating Plan Cash Flow	30%
Total Division Revenue	20%

For Messrs. Bernhardt, Wilson and Young: 2011 Internal Performance Metrics Weight (Division Level)

2011 Metrics	Performance Percentage

Total Division Operating Income	50%
Individual Division Operating Plan (comprised of):	50%
Division Revenue 15%
Division Operating Cash Flow 20%
Division Operating Margin 15%

Actual payment under the AIP Plan for annual incentive awards for 2011 could range from 0-200% of the target. On March 6, 2012, the Committee approved the following payments under the AIP Plan for 2011 for the named executive officers: Mr. Melcher, $727,600; Mr. Milligan, $419,400; Mr. Bernhardt, $448,000, Mr. Wilson, $511,700; and Mr. Young, $506,900. Amounts for Messrs. Milligan, Bernhardt, Wilson and Young include an additional Transaction Success Incentive Award of $155,000, $210,000, $200,000 and $200,000, respectively in recognition of their actions in support of the spin-off. Mr. Bernhardt received an additional $250,000 pursuant to an employment arrangement.

2012 Long-Term Incentive Awards and Opportunities

The Exelis 2011 Omnibus Incentive Plan (the “Plan”) also authorizes performance awards to be made to key employees of the Company at the discretion of the Committee. Awards granted are expressed as stock-based awards and as target cash awards.

The Plan provides that the Committee shall determine the size and frequency of awards, performance measures, performance goals and performance periods. Payment, if any, of target cash awards generally will be made at the end of the applicable performance period and are based on the Company’s performance as compared with the performance measures approved by the Committee prior to the performance period. Payment, if any, of awards may be made in whole or in part, at the discretion of the Committee.

For the named executive officers, the Company’s long-term incentive program total award value for 2012 is determined individually based on the competitive market, individual performance and business performance and is split as follows: 40% of the award in non-qualified stock options, 30% of the award in restricted stock units and 30% of the award in target cash based on total shareholder return (“TSR”). Beginning in 2012, the Committee approved modifications to the non-qualified stock option, restricted stock unit and TSR award terms and conditions upon termination of employment by the participant by adding provisions which provide for:

•

Non-solicitation: In order for the participant to receive an award the participant must accept the terms and conditions, including a restrictive covenant which provides that, the executive will not, within the restricted period, influence or attempt to influence Company customers for the purpose of soliciting business or Company employees for the purposes of hiring such employees for a period of one year following termination.

•

Non-competition: In order for the participants who are retirement eligible under the traditional formula for the defined benefit plan maintained by the Company or an affiliate of the Company; (or who would be eligible to receive such benefits if he or she were a participant in such traditional formula defined benefit pension plan) or if the plan is not maintained, the first day of the month which coincides with or flows the participant’s 60th birthday and the participant’s completion of five years of service as an employee of the Company or the predecessor corporation, to receive continued vesting of awards following retirement, the participant must accept the terms of a non-competition agreement for a term of one year with respect to continued vesting. If the participant does not accept the terms of the non-competition agreement, the awards will be subject to standard pro rata vesting upon termination due to retirement.

Breach of either the non-solicitation or non-competition provisions will result in forfeiture, or if the participant has disposed of all or any portion of such Award prior to the date of such forfeiture, recovery of an amount equal to the aggregate after-tax proceeds.

Effective March 6, 2012, the Committee approved the following stock option grants to the named executive officers under the Plan: Mr. Melcher, 775,510; Mr. Milligan, 191,837; Mr. Bernhardt, 128,571; Mr. Wilson, 122,449; and Mr. Young, 116,327. The exercise price of the options is $11.19 per share based on the closing price of the Company’s common stock on March 6, 2012. The options granted to Messrs. Melcher, Milligan, Bernhardt, Wilson and Young will vest and become exercisable in one-third cumulative installments on the anniversary date of the grant. The term for all options is ten years. Each of the options also provides for accelerated vesting upon death and disability and upon change in control events that are defined in the Plan and accelerated vesting on a pro-rata basis upon retirement. Unvested options under the Plan expire upon termination of employment or due to resignation and are forfeited should the employee leave the Company and engage in certain disqualifying behavior.

Effective March 6, 2012, the Committee approved the following restricted stock unit grants to the named executive officers under the Plan: Mr. Melcher, 101,877; Mr. Milligan, 25,201; Mr. Bernhardt, 16,890; Mr. Wilson, 16,086 and Mr. Young, 15,282. The restricted stock units granted to the named executive officers will vest three years from the date of grant. The vesting of these restricted stock units accelerates upon change in control events that are defined in the Plan and accelerates on a pro-rata basis upon retirement. Unvested restricted stock units granted under the Plan expire upon termination of employment or due to resignation and are forfeited should the employee leave the Company and engage in certain disqualifying behavior.

On March 6, 2012, the Committee granted TSR target awards under the Plan for the three-year period beginning January 1, 2012 to the named executive officers as follows: Mr. Melcher, $1,140,000; Mr. Milligan, $282,000; Mr. Bernhardt, $189,000; Mr. Wilson, $180,000; and Mr. Young, $171,000. The ultimate value, if any, of each of these awards will be determined in accordance with the established performance measurement formula for the target awards granted in 2012. The award amounts set forth above would be the amounts earned and payable if the TSR results in payment at the 100% level. Payment, if any, with respect to the 2012 target awards will be based on the Company’s total shareholder return performance compared to components weighted as follows: (1) 50% of the weighting is based on a concentrated peer group composed of General Dynamics Corporation, L-3 Communications Corporation, Lockheed Martin Corporation, Huntington Ingalls Industries, Inc., Northrop Grumman Corporation, Raytheon Company, SAIC, Inc. and Exelis Inc. and (2) 50% of the weighting is based on a diversified S&P 1500 Aerospace / Defense Index group. The Committee’s rationale for this bifurcated weighting was based on considerations of the small Company custom peer group of companies with concentrations in non-commercial aerospace / defense revenues and a broader aerospace/ defense industry group with commercial revenues. It was the consensus of the Committee that use of the concentrated peer group alone presented volatility risks due to its small size and the larger S&P 1500 Aerospace / Defense Index alone presented too much concentration with respect to commercial businesses. The Committee determined that equal weighting of the two groups provides a more balanced comparison. Unvested TSR awards expire upon termination of employment or due to resignation and are forfeited should the employee leave the Company and engage in certain disqualifying behavior.

2012 Annual Base Salaries

The Committee determined to delay annual merit base salary increases for the named executive officers for a period of six to twelve months from the normal annual March review cycle and will reevaluate the timing of any merit base salary review program in mid-2012.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit No.

10.01	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT (Stock Settled)

10.02	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT (Cash Settled)

10.03	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

10.04	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN TSR AWARD AGREEMENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exelis Inc.

Date: March 9, 2012	By:	/s/ Kathleen S. Stolar
Kathleen S. Stolar

	Its:	Assistant Secretary
(Authorized Officer of Registrant)

ITEM 9.01 Financial Statements and Exhibits

(d)  Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.01	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT (Stock Settled)

10.02	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT (Cash Settled)

10.03	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

10.04	EXELIS INC. 2011 OMNIBUS INCENTIVE PLAN TSR AWARD AGREEMENT